                                                                  EXHIBIT 4.2




                             THE DII GROUP, INC.

                                 $150,000,000

                   8.50% Senior Subordinated Notes Due 2007

                              PURCHASE AGREEMENT

                                                              New York, New York
                                                              September 16, 1997


To:      SALOMON BROTHERS INC
         DONALDSON, LUFKIN & JENRETTE
           SECURITIES CORPORATION
         BT ALEX. BROWN INCORPORATED

In care of:

         Salomon Brothers Inc
         Seven World Trade Center
         New York, New York 10048

Dear Ladies and Gentlemen:

                 The DII Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Purchasers") $150,000,000 principal amount of its 8.50% Senior Subordinated Notes due 2007 (the "Securities"), to be issued under an indenture (the "Indenture") to be dated as of September 19, 1997, between the Company and Chase Trust Company of California, as trustee (the "Trustee").

                 The sale of the Securities to you will be made without registration of the Securities under the Securities Act of 1933, as amended
(the "Act"), in reliance upon the exemption from the registration requirements of the Act provided by Section 4(2) thereof. You have advised the Company that you will make an offering of the Securities purchased by you hereunder in accordance with Section 4 hereof on the terms set forth in the Final Memorandum (as defined below), as soon as you deem advisable after this Agreement has been executed and delivered.
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                                                                               2



                 In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated September 3, 1997 (the "Preliminary Memorandum"), and a final offering memorandum, dated September 16, 1997 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with the offering and resale by the Purchasers of the Securities. Any references herein to the Preliminary Memorandum or the Final Memorandum, and any amendment or supplement thereto, shall be deemed to include all exhibits thereto and all documents incorporated by reference therein that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"); and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the Execution Time that is incorporated by reference therein.

                 The holders of the Securities will be entitled to the benefits of the Registration Rights Agreement dated September 16, 1997, between the Company and the Purchasers (the "Registration Agreement").

                 1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Purchasers as set forth below in this
Section 1.

                 (a)  Each of the Preliminary Memorandum and the Final
         Memorandum as of its respective date did not, and the Final Memorandum (as the same may have been amended or supplemented) as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum in reliance upon and in conformity with information furnished in writing to the Company by or
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                                                                               3



         on behalf of the Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereof or thereto). All documents incorporated by reference in the Preliminary Memorandum or the Final Memorandum that were filed under the Exchange Act on or before the Execution Time complied, and all such documents that are filed under the Exchange Act after the Execution Time and on or before the Closing Date will comply, in all material respects with the applicable requirements of the Exchange Act and the rules thereunder.

                 (b) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

                 (c) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Act ("Regulation D")) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) the offer or sale of which is currently or will be considered integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation
         D) in connection with the offering of the Securities.

                 (d) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                 (e)  None of the Company, its affiliates or any person acting on its or their behalf has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with
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                                                                               4



         respect to the Securities, and the Company and its affiliates and any person acting on its or their behalf have complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                 (f)  The Company is subject to the reporting requirements of
         Section 13 or Section 15(d) of the Exchange Act.

                 (g) The Securities satisfy the eligibility requirements set forth in Rule 144A(d)(3) under the Act.

                 (h) The Company has agreed to permit the Securities to be designated PORTAL eligible securities, will pay the requisite fees related thereto and has provided all necessary information to the National Association of Securities Dealers, Inc., in order to ensure that the Securities are designated PORTAL eligible securities.

                 (i) The Company is not required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

                 (j) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities of the Company (except as contemplated by this Agreement).

                 (k)  The information provided by the Company pursuant to
         Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
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                                                                               5



                 2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, severally and not jointly, at a purchase price of 97.267% of the principal amount thereof, plus accrued interest, if any, from September 19, 1997, to the Closing Date, the principal amount of the Securities set forth opposite each Purchaser's name in Schedule I hereto.

                 (b) The Purchasers shall notify the Company of the completion of the sale of the Securities by the Purchasers.

                 3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on September 19, 1997, or such later date as the Purchasers and the Company shall agree (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Purchasers against payment by the Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer in Federal (same day) funds to an account previously designated by the Company and agreed to by the Purchasers not less than two business days prior to the Closing Date. Delivery of the Securities shall be made at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Purchasers may request not less than two full business days in advance of the Closing Date.

                 The Company agrees to have the Securities available for inspection, checking and packaging by the Purchasers in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

                 4. Offering of Securities. Each Purchaser (i) acknowledges that the Securities have not been registered under the Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act or
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                                                                               6



pursuant to an effective registration statement under the Act and (ii) represents and warrants to and agrees with the Company that:

                 (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

                 (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States, except pursuant to a registered public offering, whether an exchange offer or shelf registration, as provided in the Registration Agreement.

                 (c) (i) It has not offered or sold, and will not offer or sell, any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

                 5.  Agreements.  The Company agrees with the Purchasers that:

                 (a) The Company will furnish to the Purchasers, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum and any supplements and amendments thereof or thereto as the Purchasers may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                 (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without prior consent (which shall not be unreasonably withheld) of the Purchasers. Prior to the completion of the sale of the Securities by the Purchasers, the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless the Company has furnished you a copy for your review prior to filing and will not file any such document to which you reasonably and timely object.

                 (c) The Company will promptly advise the Purchasers when, prior to the completion of the sale of the Securities by the Purchasers, any document filed under the Exchange Act which is incorporated by reference in the Final Memorandum shall have been filed with the Securities and Exchange Commission (the "Commission").

                 (d) If at any time prior to the completion of the sale of the Securities by the Purchasers, any event occurs as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Memorandum (including any document incorporated by reference therein which was filed under the Exchange
         Act) to comply with the Exchange Act or the rules thereunder or other applicable law, the Company promptly will notify the Purchasers of the same and, subject to paragraph (b) of this Section 5, will prepare and provide to the Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance and, in the case of such an amendment or supplement which is to be filed under the Exchange Act and which is incorporated by reference in the Final Memorandum, will file such amendment or supplement with the Commission.

                 (e) The Company will cooperate with you and your counsel in endeavoring to obtain for the qualification of the Securities for sale under the laws of such jurisdictions as the Purchasers may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the sale of the Securities; provided, however, that the Company shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will promptly advise the Purchasers of the receipt by the Company of any notification with respect to (i) the suspension of the qualification of the Securities for sale in any jurisdiction or (ii) the initiation or threatening of any proceeding for such purpose.

                 (f) None of the Company, affiliates or any person acting on its or their behalf will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States, except pursuant to a registered public offering, whether an exchange offer or shelf registration, as provided in the Registration Agreement.

                 (g) None of the Company, its affiliates or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, except pursuant to a registered public offering as provided in the Registration Agreement, and the Company, its affiliates and each such person acting on its or their behalf will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                 (h) The Company shall, during any period in the two years after the Closing Date in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any holder of the Securities in connection with any sale thereof and any prospective purchaser of Securities from such holder the information specified in Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time of the Securities.

                 (i) The Company will not, and will not permit any of its affiliates to, resell any Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                 (j) Neither the Company nor any affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) the offering of which security will be considered integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

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                 (k)  The Company shall use its best efforts in cooperation with the Purchasers to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                 (l) The Company will not, for a period of 180 days following the Execution Time without the prior written consent of Salomon Brothers Inc (which consent shall not be unreasonably withheld), offer, sell or contract to sell, grant any other option to purchase or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities issued or guaranteed by the Company, or enter into an agreement to do any of the foregoing (other than the Offering or pursuant to the Registration Agreement). The Company will not at any time offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Securities as contemplated by this Agreement and the Final Memorandum.

                 (m) The Company will apply the net proceeds from the sale of the Securities in the manner set forth in the Final Memorandum under the caption "Use of Proceeds".

                 6. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                 (a)  The Company shall have furnished to the

         Purchasers the opinion of Curtis, Mallet-Prevost, Colt & Mosle, special counsel for the Company, dated the Closing Date, to the effect that:

                          (i) the Company and each of its Significant
                 Subsidiaries (as defined in the Indenture) organized under the laws of the United States of America or any State thereof or the District of Columbia (individually a "U.S. Significant Subsidiary" and collectively the "U.S. Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                          (ii) all the outstanding shares of capital stock of
                 each U.S. Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the U.S. Significant Subsidiaries are owned of record by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest other than pursuant to those certain pledge agreements dated as of April 4, 1996, as amended, from the Company to and for the benefit of Norwest Bank Colorado, National Association ("Norwest"), acting as agent for itself and the other Secured Parties named therein, entered into in connection with the loan agreement dated as of April 4, 1996, between the Company, Norwest, The Chase Manhattan Bank, Harris Trust and Savings Bank and NBD Bank (as amended, the "Loan Agreement"), and, to the knowledge of such counsel, based solely upon a certificate of a responsible officer of the Company, any other security interests, claims, liens or encumbrances;

                          (iii) the Securities conform as to legal matters in
                 all material respects to the descriptions thereof contained in the Final Memorandum;

                          (iv) the Indenture has been duly authorized, executed
                 and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought); and the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought);

                          (v) this Agreement and the Registration Agreement
                 have been duly authorized, executed and delivered by the Company;

                          (vi) to such counsel's knowledge, no consent,
                 approval, authorization or order of any court or governmental agency or body is required for the performance by the Company of its obligations hereunder or under the Indenture, the Registration Agreement or the Securities, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Purchasers (as to which such counsel need express no opinion) and such other approvals (specified in such opinion) as have been obtained and except such as may be required under the Securities Act with respect to the registration of the New Securities (or Registrable Securities in the case of a Shelf Registration Statement, each as defined in the Registration Agreement) pursuant to the Registration Agreement and the transactions contemplated by the Registration Agreement and except as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the New Securities (or the Registrable Securities in the case of a Shelf Registration Statement), and except for the qualification of the Indenture relating to the New Securities (or Registrable Securities in the case of a Shelf Registration) pursuant to the Trust Indenture Act;

                          (vii) neither the issue and sale of the Securities,
                 the execution, delivery and performance by the Company of this Agreement, the Indenture, the Registration Agreement or the Securities, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the

                 Company or the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound which is listed as an exhibit to the Company's most recent Form 10-K (except that such counsel need not express an opinion as to any covenant, restriction or provision of any such agreement with respect to financial covenants, ratios or tests relating to the financial condition or results of operations of the Company or any of its subsidiaries) or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

                          (viii) based on the representations, warranties and
                 agreements of the Company in Sections 1 and 5 of this Agreement, and the Purchasers in Section 4 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Act, it being understood that no opinion is expressed as to any subsequent reoffer or resale of any Security; and

                          (ix) the Indenture conforms as to form in all
                 material respects with the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                 Such counsel shall also state that, in the course of preparation by the Company of the Final Memorandum, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Purchasers and representatives of counsel for the Purchasers, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Final Memorandum and related matters and, although such counsel has not independently verified and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (other than the statements set forth under "Description of Notes"), and noting that they have relied as to materiality to a large extent upon statements of directors, officers and other representatives of the Company, no facts have come to the attention of such counsel which would lead such counsel to believe that the Final Memorandum (other than the financial or statistical information contained therein or omitted therefrom as to which such counsel need not express any statement), as of its date or on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 In rendering such opinion, such counsel may, without independent investigation, rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, in the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials, in each case subject to the assumptions, qualifications, or limitations therein. References to the Final Memorandum in this paragraph (a) include any amendments or supplements thereof or thereto at the Closing Date.

                 Such counsel need express no opinion as to the enforcement of any provision of the Registration

         Agreement or the Purchase Agreement providing for indemnification by one party of any other party thereto.

                 For purposes of such opinion, such counsel may state that the phrase "to our knowledge" means the actual conscious awareness of information about either fact or law (depending on the context).


                 (b) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Final Memorandum (together with any amendment or supplement thereof or thereto) and other related matters as the Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (c) The Company shall have furnished to the Purchasers a certificate of the Company, signed by the Chairman of the Board and the Chief Executive Officer and the Executive Vice President-Finance, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                          (i) the representations and warranties of the Company
                 in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date; and

                          (ii) since the date of the most recent financial
                 statements included or incorporated by
                 reference in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

                 (d) At the Execution Time and at the Closing Date, KPMG Peat Marwick LLP shall have furnished to the Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

                          (i) in their opinion the audited financial statements
                 and financial statement schedules included or incorporated by reference in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

                          (ii) based upon the procedures detailed in such
                 letter with respect to the period subsequent to the date of the latest audited financial statements included in the Final Memorandum, including the reading of the minutes and inquiries of certain officials of the Company who have responsibility for the financial and accounting matters and certain other limited procedures requested by the Purchasers and described in detail in such letter, nothing has come to their attention that causes them to believe that:

                                  (A) any unaudited financial statements of the
                          Company included or incorporated by reference in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements of the Securities Act that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; or that such unaudited financial statements are not, in all material respects, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included or incorporated by reference in the Final Memorandum; or

                                  (B) with respect to the period subsequent to
                          June 29, 1997, there were any increases, at a specified date not more than five business days prior to the date of the letter, in the total debt or other non-current liabilities of the Company and its subsidiaries or decreases in the stockholders' equity of the Company or decreases in working capital of the Company and its subsidiaries, as compared with the amounts shown on the June 29, 1997 consolidated balance sheet included in the Final Memorandum, or for the period from June 30, 1997, to such specified date there were any decreases, as compared with the corresponding period in the immediately preceding fiscal quarter in net sales, gross profit-income before income taxes and extraordinary items, net income or EBITDA, as defined in the Indenture, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Purchasers; or

                                  (C) the information included under the
                          headings "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" is not in conformity with the disclosure requirements of Regulation S-K that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities; and

                          (iii) they have performed certain other specified
                 procedures, at the request of the Purchasers, as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth or incorporated by reference in the Final Memorandum agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                 All references in this Section 6(d) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

                 (e) The Company shall have furnished to the Purchasers the opinion of Leoff Claeys Verbeke, special Netherlands counsel to the Company, dated the Closing Date, to the effect that:

                          (i) DOVatron Ireland B.V. ("DOVatron Ireland") is a
                 company duly incorporated for an unlimited time and is validly existing as a legal entity in the form of a private company with limited liability and has the corporate power to conduct its business within the limits of the objects clause in its Articles of Association; and

                          (ii) all the issued shares of DOVatron Ireland have
                 been duly and validly authorized and issued and are fully paid, and, except as otherwise set forth in the Final Memorandum, all issued shares of DOVatron Ireland are registered in the name of NortaVOD Corporation (except for one ordinary share, which is held in trust for NortaVOD Corporation) free and clear of any perfected security interest and, to the knowledge of such counsel, based solely on officer's certificates and searches attached to the opinion, any other security interests, claims, liens or encumbrances.

                 (f) The Company shall have furnished to the Purchasers the opinion of Curtis, Mallet-Prevost, Colt & Mosle, S.C., special Mexican counsel for the Company, dated the Closing Date, to the effect that:

                          (i) DOVatron de Mexico, S.A. de C.V. has been duly
                 incorporated and is validly existing as a corporation under the laws of Mexico, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and

                          (ii) all the outstanding shares of capital stock of
                 DOVatron de Mexico, S.A. de C.V. have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of DOVatron de Mexico, S.A. de C.V. are owned of record by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest, other than pursuant to those certain pledge agreements, dated as of April 4, 1996, as amended, from The DII Group, Inc. to and for the benefit of Norwest Bank Colorado, National Association ("Norwest"), acting as agent for itself and the other Secured Parties named therein, entered into in connection with the loan agreement dated as of April 4, 1996, as amended, between the Company, Norwest, The Chase Manhattan Bank, Harris Trust and Savings Bank and NBD Bank, and, to the knowledge of such counsel, based solely upon a certificate of a responsible officer of DOVatron de Mexico, S.A. de C.V., any other security interests, claims, liens or encumbrances.

                 (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Purchasers, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

                 (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                 (i) Prior to the Closing Date, the Company shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

                 (j) At the Closing Date, the Company will have obtained all waivers, amendments or consents in connection with the Loan Agreement that are necessary for the Company to consummate the Offering.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchasers and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancelation shall be given to the Company in writing or by telephone or telefax confirmed in writing.

                 The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Purchasers, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

                 7. Reimbursement of Purchasers' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Purchasers, the Company will reimburse the Purchasers upon demand for all reasonable and duly documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                 8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Purchaser, the directors, officers, employees and agents of each Purchaser and each person who controls any Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) Each Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchasers, but only with reference to written information furnished to the Company by or on behalf of each Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which any Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum (or any amendment or supplement thereto) constitute the only information furnished in writing by or on behalf of the several Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereto).

                 (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Purchasers, their directors, officers, employees and agents, and all persons, if any, who control the Purchasers within the meaning of the Act or the Exchange Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                 (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Purchasers from the offering of the Securities; provided, however, that in no case shall the Purchasers be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by the Purchasers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Purchasers in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses), and benefits received by the Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchasers. The Company and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                 9. Default by a Purchaser. If any one or more Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Purchaser(s)) the Securities that the defaulting Purchaser or Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities that the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Purchaser or the Company. In the event of a default by any Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Company or any non-defaulting Purchaser for damages occasioned by its default hereunder.

                 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the National Association of Securities Dealers Automated Quotation National Market System, (ii) trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation National Market System shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Market System, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

                 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers or the Company or any of the officers, directors or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

                 12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or telecopied and confirmed to them in writing, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048, telecopier no.: (212) 783-2274, attention of Legal Department; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it in writing at 6273 Monarch Park Place, Suite 200, Niwot, Colorado, 80503, telecopier no.: (303) 652-0416, attention of Mr. Ronald R. Budacz, with a copy to Curtis, Mallet-Prevost, Colt & Mosle, 101 Park Avenue, New York, NY, 10178, telecopier no. (212) 697-1559, attention of Jeffrey N. Ostrager, Esq.

                 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

                 14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of law.

                 15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Purchasers.


                                  Very truly yours,

                                  THE DII GROUP, INC.


                                    By
                                        --------------------------------------
                                        Name:
                                        Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
BT ALEX.BROWN INCORPORATED

By  SALOMON BROTHERS INC


  By
    ---------------------------------
    Name:
    Title:


For themselves and the other
Purchasers named in Schedule I
to the foregoing Agreement.

                                   SCHEDULE I


                                                                           Principal Amount
                                                                            of Securities
 Purchasers                                                                to be Purchased
 ----------                                                                ---------------
 Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . .                $  96,000,000

 Donaldson, Lufkin & Jenrette
   Securities Corporation  . . . . . . . . . . . . . . . . .                   36,000,000

 BT Alex. Brown Incorporated . . . . . . . . . . . . . . . .                   18,000,000
                                                                            -------------


      Total  . . . . . . . . . . . . . . . . . . . . . . . .                $ 150,000,000

                                                                       EXHIBIT A


                      Selling Restrictions for Offers and
                        Sales outside the United States


                 (a) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                          "The Securities covered hereby have not been
                 registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and September 19, 1997, except in either case in accordance with Regulation S, Rule 144A or other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                 (b) Each Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

                 (c) Terms used in this Exhibit have the meanings given to them by Regulation S.